Exhibit 7


                              THIRD AMENDMENT TO
                          ASSET EXCHANGE AGREEMENT

           THIRD AMENDMENT TO ASSET EXCHANGE AGREEMENT (this "Amendment"), dated August , 1998, by and among News America Incorporated, a corporation organized under the State of Delaware ("News America"), News PLD LLC, a limited liability company organized under the laws of the State of Delaware ("News PLD LLC"), all of the membership interests in which are owned directly or indirectly by News America, and PLD Telekom Inc., a corporation organized under the laws of the State of Delaware ("PLD"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Asset Exchange Agreement (as defined below).

                            W I T N E S S E T H:

           WHEREAS, News America and PLD have entered into that certain Asset Exchange Agreement, dated as of April 19, 1998 (the "Asset Exchange Agreement"); and

           WHEREAS, News America has assigned its rights under the Stock Purchase Agreement to its directly and indirectly wholly owned subsidiary News PLD LLC; and

           WHEREAS, the parties hereto have agreed to amend the Asset Exchange Agreement upon the terms and the conditions set forth herein; and

           NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties, intending to be legally bound, hereby agree as follows:

      I.   Amendments and Modifications to the Asset Exchange Agreement.

           Section 7.1(c) of the Asset Exchange Agreement is hereby deleted in its entirety and the following new Section 7.1(c) is inserted in lieu thereof:

                (c) Expenses. PLD shall pay all Registration Expenses in connection with only one (1) registration effected in accordance with this Section 7.1; provided, however, that if at the fifth anniversary of the date of this Agreement News America, its affiliates and subsidiaries, and any permitted successors and assigns, collectively own 50% or more of the aggregate Registrable Securities subject to this Agreement (such number to take account of any stock splits, dividends, combinations or other adjustments affecting any of the Registrable Securities), then for a period of three years following the fifth anniversary of the date of this Agreement, the holders of Registrable Securities shall be entitled to one (1) additional registration effected in accordance with this Section 7.1 in respect of which PLD shall pay all Registration Expenses.

      II.  Miscellaneous Provisions.

           (a) Amendment and Modification. Subject to applicable law, this Amendment may be amended, modified or supplemented only by written agreement signed by the parties hereto.

           (b) Waiver of Compliance; Consents. Except as otherwise provided in this Amendment, any failure of either of the parties hereto to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

           (c) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission, telexed or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses stated in the Asset Exchange Agreement.

           (d) Assignment. This Amendment and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

           (e) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

           (f) Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           (g) Interpretation. The article and section headings contained in this Amendment are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Amendment.


             [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

           IN WITNESS WHEREOF, News America, News PLD LLC and PLD have caused this Amendment to be signed by their respective duly authorized officers as of the date first above written.


                                  NEWS AMERICA INCORPORATED


                                  By:  /s/ JANET L. NOVA
                                      ---------------------------------
                                      Name:  JANET L. NOVA
                                      Title: VICE PRESIDENT


                                  NEWS  PLD LLC


                                  By:  /s/ JANET L. NOVA
                                      ---------------------------------
                                      Name:  JANET L. NOVA
                                             PRESIDENT AND SECRETARY


                                  PLD TELEKOM INC.


                                  By:  /s/ E. CLIVE ANDERSON
                                      ---------------------------------
                                      Name:   E. CLIVE ANDERSON
                                      Title:  SENIOR VICE PRESIDENT,
                                                SECRETARY AND
                                                GENERAL COUNSEL